EXHIBIT 99.1
April 27, 2011
To Our Shareholders:
I am pleased to report that Fentura achieved net income totaling $310,000 or $0.13 per diluted share for the first quarter 2011. This performance reflects a marked improvement over the first quarter of 2010 when we reported a loss of $483,000 or $0.22 per share. The year-to-year improvement in performance was primarily a result of a $340,000 reduction in the provision for loan losses and a $760,000 gain resulting from the sale of West Michigan Community Bank. Net interest income was down slightly when comparing the two periods, and primarily a result of balance sheet contraction strategies to enhance the overall capital ratios of the bank and holding company. Non interest income (net of the gain on sale) and non interest expense (net of sale expenses) were steady in comparing the 2010 and 2011 first quarter results.
As reflected on the attached consolidated balance sheets, total assets at March 31, 2011 reflect a $194,529,000 decline resulting from the sale of West Michigan Community Bank on January 31, 2011 and our efforts during the year to reduce the size of the balance sheet at The State Bank to maximize capital ratios. Following the sale of West Michigan Community Bank, Fentura Financial, Inc. returned to a regulatory well capitalized status, and The State Bank is also expected to return to a regulatory well capitalized level during the second quarter.
With a stabilizing balance sheet, improving operating margins and strengthened capital position, we remain optimistic about continued improvement in our operating performance for the future.
Sincerely,
Donald L. Grill
President & CEO

Fentura Financial Inc.
Consolidated Balance Sheets
(Dollars in thousands)
UNAUDITED

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2011	2010	2010	2010	2010	2009

ASSETS

Cash and cash equivalents
Cash and due from banks	$28,422	$11,592	$12,804	$13,119	$13,385	$15,490
Short term investments	16,000	21,900	30,950	21,900	15,150	16,150

Total cash & cash equivalents	44,422	33,492	43,754	35,019	28,535	31,640

Securities:
Securities available for sale	44,870	41,875	38,141	27,925	31,981	33,939
Securities held to maturity	4,349	4,350	4,481	4,702	5,453	5,455

Total securities	49,219	46,225	42,622	32,627	37,434	39,394
Loans held for sale	486	850	1,877	1,386	1,046	229
Loans:
Commercial	145,533	150,179	155,875	163,069	167,177	164,163
Real estate — construction	9,279	9,597	10,807	12,391	14,363	21,904
Real estate — mortgage	19,035	19,046	20,136	21,079	21,958	23,681
Consumer	27,543	29,153	30,341	30,424	31,110	32,302

Total loans	201,390	207,975	217,159	226,963	234,608	242,050
Less: Allowance for loan losses	(9,015)	(10,027)	(11,456)	(10,610)	(9,686)	(8,589)

Net loans	192,375	197,948	205,703	216,353	224,922	233,461

Bank owned life insurance	5,835	5,800	5,764	6,024	5,985	5,947
Bank premises and equipment	10,302	10,335	10,490	10,651	10,818	10,994
Federal Home Loan Bank stock	740	740	806	806	806	806
Accrued interest receivable	1,060	1,050	1,036	1,154	1,386	1,289
Other Real Estate Owned	6,771	2,742	3,920	3,851	4,452	3,761
Assets of discontinued operations	—	122,968	130,996	139,053	184,543	185,273
Other assets	3,255	2,078	2,411	8,365	9,067	9,285

TOTAL ASSETS	$314,465	$424,228	$449,379	$455,289	$508,994	$522,079

LIABILITIES & SHAREHOLDERS’ EQUITY

LIABILITIES
Deposits:
Non-interest bearing deposits	59,017	55,044	54,555	56,097	53,529	53,113
Interest bearing deposits	220,153	220,933	239,172	232,523	245,360	258,438

Total deposits	279,170	275,977	293,727	288,620	298,889	311,551

Short-term borrowings	662	879	116	10	67	164
Federal Home Loan Bank Advances	954	954	954	954	981	981
Subordinated debentures	14,000	14,000	14,000	14,000	14,000	14,000
Liabilities of discontinued operations	—	113,321	121,659	129,579	171,910	172,077
Accrued interest, taxes & other liabilities	3,473	3,042	2,851	4,231	2,904	2,774

Total liabilities	298,259	408,173	433,307	437,394	488,751	501,547

STOCKHOLDERS’ EQUITY
Common stock — no par value 5,000,000 shares authorized	43,062	43,036	43,002	42,974	42,945	42,913
Retained earnings	(26,732)	(27,042)	(27,257)	(24,920)	(22,140)	(21,657)
Accumulated other comprehensive income (loss)	(124)	61	327	(159)	(562)	(724)

Total stockholders’ equity	16,206	16,055	16,072	17,895	20,243	20,532

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$314,465	$424,228	$449,379	$455,289	$508,994	$522,079

Common stock shares issued & outstanding	2,310,977	2,272,065	2,289,912	2,276,441	2,267,135	2,205,419

Asset Quality Ratios:
Non-Performing Loans as a % of Total Loans	11.72%	6.61%	6.35%	6.46%	6.06%	5.45%
Allowance for Loan Losses as a % of Non-Performing Loans	38.20%	72.62%	82.32%	71.93%	67.73%	65.01%
Accruing Loans Past Due 90 Days More to Total Loans	0.28%	0.06%	0.00%	0.73%	0.17%	0.13%
Non-Performing Assets as a % of Total Assets	10.10%	4.10%	4.10%	4.41%	4.07%	3.77%

Quarterly Average Balances:
Total Loans	203,035	203,277	224,170	232,237	240,828	254,810
Total Earning Assets	273,053	270,867	290,127	255,044	294,175	311,418
Total Shareholders’ Equity	16,656	16,713	18,260	19,870	20,750	20,281
Total Assets	349,539	432,033	457,986	477,761	513,830	530,250
Diluted Shares Outstanding	2,309,912	2,291,629	2,277,406	2,276,441	2,249,917	2,226,745

Fentura Financial Inc.
Consolidated Income Statements
(Dollars in thousands, except per share data)
UNAUDITED

	Three Months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(prior periods restated with out DSB and WMCB)	2011	2010	2010	2010	2010

Interest income:
Interest & fees on loans	$3,017	$3,291	$3,453	$3,538	$3,592
Interest & dividends on securities:
Taxable	279	213	224	219	225
Tax-exempt	45	45	46	92	112
Interest on federal funds sold	9	8	9	7	3

Total interest income	3,350	3,557	3,732	3,856	3,932

Interest expense:
Deposits	722	856	985	1,057	1,134
Borrowings	126	132	135	127	126

Total interest expense	848	988	1,120	1,184	1,260

Net interest income	2,502	2,569	2,612	2,672	2,672
Provision for loan losses	795	700	2,650	2,449	1,135

Net interest income after provision for loan losses	1,707	1,869	(38)	223	1,537

Non-interest income:
Service charges on deposit accounts	296	320	341	359	425
Gain on sale of mortgage loans	68	283	214	123	81
Trust & investment services income	288	260	192	194	269
Gain (Loss) on sale of securities	5	(20)	—	71	—
Other than temporary impairment loss	—	—	(307)	—	—
Gain on sale of subsidiary	760	—	—	—	—
Other income and fees	540	541	498	589	340

Total non-interest income	1,957	1,384	938	1,336	1,115

Non-interest expense:
Salaries & employee benefits	1,673	1,600	1,573	1,595	1,619
Occupancy	284	284	309	311	321
Furniture and equipment	292	297	340	322	306
Loan and collection	306	338	296	272	373
Advertising and promotional	19	12	22	41	26
Loss on Equity Impairment	—	—	—	—	—
Other operating expenses	855	777	765	837	633

Total non-interest expense	3,429	3,308	3,305	3,378	3,278

Income (loss) from continuing operations before income tax	235	(55)	(2,405)	(1,819)	(626)
Federal income taxes (benefit)	30	106	(235)	421	(314)

Net income (loss) from continuing operations	205	(161)	(2,170)	(2,240)	(312)

Net Income (loss) from discontinued operations, net of tax	105	375	(165)	(541)	(171)

Net Income (loss)	$310	$214	$(2,335)	$(2,781)	$(483)

Net Income (Loss) per share from continuing operations:
Basic and diluted earnings	$0.09	$(0.07)	$(0.95)	$(0.99)	$(0.14)

Net Income (Loss) per share from discontinued operations:
Basic and diluted earnings	$0.04	$0.16	$(0.07)	$(0.23)	$(0.08)

Net Income (Loss) per share:
Basic and diluted earnings	$0.13	$0.09	$(1.02)	$(1.22)	$(0.22)

Performance Ratios:
Return on Average Assets	0.09%	0.05%	-0.51%	-0.58%	-0.09%
Return on Average Equity	1.86%	1.28%	-12.79%	-14.00%	-2.33%
Net Interest Margin (FTE)	3.76%	3.66%	3.62%	3.76%	3.78%
Book Value Per Share	$7.00	$6.95	$7.02	$7.86	$8.93
Net Charge-offs	1,806	1,315	2,095	1,908	178
Ratio of Net charge-offs to Gross Loans	0.90%	0.63%	0.96%	0.84%	0.08%